EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10/A #6 Registration Statement, dated March 24, 2010, of our report dated May 11, 2009, except for footnote 1, as to which the date is September 17, 2009, relating to the financial statements of Disability Access Corporation and its subsidiary as of December 31, 2008 and 2007.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Lynda R. Keeton CPA, LLC
Lynda R. Keeton CPA, LLC
Henderson, NV

March 25, 2010